Exhibit 99.1

Investor Contact:

The Investor Relations Group

Damian McIntosh/Dian Griesel, Ph.D.

Phone: 212-825-3210

Unigene Announces Results for the First Quarter of 2006

FAIRFIELD, N.J. – May 11, 2006 — Unigene Laboratories, Inc. (OTCBB: UGNE) announced its financial results for the quarter ended March 31, 2006.

Revenue for the quarter ended March 31, 2006 was $387,000 compared to $588,000 for the quarter ended March 31, 2005. Unigene’s net loss for the quarter ended March 31, 2006 was $3,243,000 or ($.04) per share compared to a net loss of $3,254,000 or ($.04) per share for the quarter ended March 31, 2005. The quarter ended March 31, 2006 includes $178,000 in non-cash stock option compensation expense resulting from the adoption of SFAS 123 (R).

Our cash balance at March 31, 2006 was $11,200,000, an increase of $7,000,000 from year-end. This was primarily a result of our private placement in March. The reduction in short-term debt was $2,000,000.

“According to pharmaceutical sales tracking services, Fortical gained market share of new calcitonin prescriptions as well as total prescriptions, generating more than 36,000 prescriptions in March,” commented Warren P. Levy, Ph.D., President and CEO. “The increase in total prescriptions from February to March was approximately 20%, suggesting that Fortical sales are continuing to grow at a significant rate. We are encouraged by this performance and believe that Fortical will continue to be an important revenue driver for the Company.”

As previously announced, the Company will be hosting a conference call on Thursday, May 11th, at 9:00AM EDT to discuss these results. The conference call can be joined by dialing 1-877-407-0782 for participants in the United States and 1-201-689-8567 for international participants. A replay will be available for 45 days after the call and can be accessed by dialing 1-877-660-6853 for participants in the United States and 1-201-612-7415 for international participants and entering conference ID #202596 and access code 286 when prompted. A replay will also be available on Unigene’s website.

About Unigene

Unigene Laboratories, Inc. is a biopharmaceutical company focusing on the oral and nasal delivery of large-market peptide drugs. Due to the size of the worldwide osteoporosis market, Unigene is targeting its initial efforts on developing calcitonin and PTH-based therapies. Fortical®, Unigene’s nasal calcitonin product for the treatment of postmenopausal osteoporosis, received FDA approval and was launched in August 2005. Unigene has licensed the U.S. rights for Fortical to Upsher-Smith

Laboratories, worldwide rights for its oral PTH technology to GlaxoSmithKline and worldwide rights for its calcitonin manufacturing technology to Novartis. Unigene’s patented oral delivery technology has successfully delivered, in preclinical and/or clinical trials, various peptides including calcitonin, PTH and insulin. Unigene’s patented manufacturing technology is designed to cost-effectively produce peptides in quantities sufficient to support their worldwide commercialization as oral or nasal therapeutics. For more information about Unigene, call (973) 882-0860 or visit www.unigene.com. For information about Fortical, visit www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Such forward-looking statements include those which express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. We have based these forward-looking statements on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include statements about the following: general economic and business conditions, our financial condition, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human trials, our dependence on patents and other proprietary rights, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, the failure to obtain regulatory approvals for our products and other risk factors discussed in our Securities and Exchange Commission filings. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors.